EXECUTION COPY


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                    Exhibit 10.165 - Note Purchase Agreement

                                   KINRO, INC.

                            LIPPERT COMPONENTS, INC.

                               SHOALS SUPPLY, INC.


                                   $40,000,000

                          IN AGGREGATE PRINCIPAL AMOUNT

                     6.95% Senior Notes Due January 28, 2005

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                             NOTE PURCHASE AGREEMENT

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                          Dated as of January 28, 1998

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                     6.95% Senior Notes due January 28, 2005

                                                  Dated as of January 28, 1998

TO EACH OF THE PURCHASERS LISTED IN
      THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

            Kinro, Inc. ("Kinro"), an Ohio corporation, Lippert Components, Inc. ("Lippert"), a Delaware corporation and Shoals Supply, Inc. ("Shoals"), a Delaware corporation (each a "Co-Issuer" and collectively the "Co-Issuers" and each a Subsidiary of Drew Industries Incorporated, a Delaware corporation (the "Company")), each agrees with you as follows:

            1. AUTHORIZATION OF NOTES.

            The Co-Issuers have authorized the issuance and sale of $40,000,000 aggregate principal amount of 6.95% Senior Notes due January 28, 2005 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 15 of this Agreement or the Other Agreements (as hereinafter defined)). Each of the Notes shall bear interest from the date thereof until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise) at the rate of 6.95% per annum. Interest on each Note shall be computed on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months. Notwithstanding the foregoing, the Co-Issuers shall pay interest on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount at the Default Rate in accordance with the Notes. The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Co-Issuers. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

            2. SALE AND PURCHASE OF NOTES.

            Subject to the terms and conditions of this Agreement, the Co-Issuers will issue and sell to you and you will purchase from the Co-Issuers, at the Closing provided for in Section 4, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Co-Issuers are entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

            3. TRANSACTION DOCUMENTS.

      (a) The Notes shall be secured pursuant to certain Pledge Agreements delivered by the Company, Kinro, Shoals, Lippert, Kinro Holding, Inc., Kinro Manufacturing, Inc. and Shoals Holding, Inc. and direct Subsidiaries thereof, each such Pledge Agreement to be dated as of the date hereof, substantially in the form of Exhibit 2 hereto, and between the pledgor thereunder and The Chase Manhattan Bank, N.A., as trustee, for the benefit of the holders of the Notes (as amended, modified and supplemented from time to time, each is a "Pledge Agreement" and collectively the "Pledge Agreements") granting to the Pledgee for the benefit of the holders of the Notes a pledge of the stock of its Subsidiaries and certain partnership interests in its Subsidiaries.

      (b) The security interests created pursuant to the Pledge Agreements shall be subject to an Intercreditor Agreement, dated as of the date hereof, among the holders of the Notes and The Chase Manhattan Bank, N.A., as Administrative Agent, as Collateral Agent for the benefit of the Secured Parties (as such terms are defined in the Revolving Credit Agreement) and as trustee for the benefit of the holders (which, together with all supplements thereto and amendments thereof and any replacement intercreditor agreement entered into, is referred to herein as the "Intercreditor Agreement"), substantially in the form of Exhibit 3 hereto.

      (c) The Notes will be unconditionally guaranteed by (i) the Company pursuant to the Guarantee Agreement dated as of the date hereof between the Company and the holders substantially in the form of Exhibit 4(a) hereto (as amended, modified and supplemented from time to time the "Parent Guaranty") and
(ii) the other Guarantors pursuant to a Subsidiary Guaranty dated as of the date hereof, between the Guarantors (other than the Company) substantially in the form of Exhibit 4(b) hereto (as amended, modified, and supplemented from time to time the "Subsidiary Guaranty"); the Parent Guaranty and Subsidiary Guarantee are collectively referred to as the "Guarantee Agreements."

      (d) The collateral secured by the Pledge Agreements shall be held by The Chase Manhattan Bank, N.A., as trustee for the benefit of the holders of the Notes, pursuant to a Trust Agreement dated as of the date hereof between the Co-Issuers, The Chase Manhattan Bank, N.A., as trustee and the holders of the Notes substantially in the form of Exhibit 5 hereto (as amended, modified and supplemented from time to time, the "Trust Agreement").

      (e) Each of the Credit Parties and the holders of the Notes, shall simultaneously herewith, enter into a Subordination Agreement substantially in the form of Exhibit 6 hereto (as amended, modified and supplemented from time to time, the "Subordination Agreement").

      (f) The Pledge Agreements, the Guarantee Agreements, the Intercreditor Agreement, the Trust Agreement and the Subordination Agreement are referred to herein collectively as the "Transaction Documents".


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

            4. CLOSING.

            The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, 18th Floor, New York, New York 10103, at 10:00 a.m., New York time, at a closing (the "Closing") on January 28, 1998 or on such other Business Day thereafter on or prior to January 30, 1998 as may be agreed upon by the Co-Issuers and you and the Other Purchasers. At the Closing the Co-Issuers will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in integral multiples of $100,000 and in an amount not less than the lesser of (x) $1,000,000 or (y) the aggregate amount outstanding under the Note as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Co-Issuers or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Co-Issuers to account number 000323511759 at The Chase Manhattan Bank, 4 New York Plaza, New York, New York 10004, ABA No. 021000021 for wire transfers, and any other relevant wire transfer information]. If at the Closing the Co-Issuers shall fail to tender such Notes to you as provided above in this Section 4, or any of the conditions specified in Section 5 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

            5. CONDITIONS TO CLOSING.

            Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

5.1 Representations and Warranties.

            The representations and warranties of each of the Credit Parties in each Transaction Document, this Agreement and the Other Agreements shall be correct when made and at the time of the Closing.

5.2 Performance; No Default.

            Each Credit Party shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 6.14) no Default or Event of Default shall have occurred and be continuing. Neither any Credit Party nor any of its Subsidiaries shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 12.1, 12.2, 12.3, 12.4 or 12.5 hereof had such Sections applied since such date.

5.3 Compliance Certificates.

      (a) Officer's Certificate. The Company and each Co-Issuer shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 5.1, 5.2 and 5.9 (as applicable) have been fulfilled.


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

      (b) Secretary's Certificate. Each Credit Party shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Transaction Documents and the Other Agreements and as to the incumbency and the authority of the officers executing such agreements.

5.4 Opinions of Counsel.

            You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing, (a) from Gilbert, Segall and Young LLP, counsel for the Co-Issuers, the Guarantors and the Pledgors covering the matters set forth in Exhibit 5.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you),
(b) from Orrick, Herrington & Sutcliffe LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 5.4(b) and covering such other matters incident to such transactions as you may reasonably request, and (c) from Pryor Cashman Sherman & Flynn, counsel to the Trustee, substantially in the form of Exhibit 5.4(c) and covering such other matters incident to such transactions as you may reasonably request.

5.5 Purchase Permitted By Applicable Law, Etc.

            On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

5.6 Sale of Other Notes.

            Contemporaneously with the Closing the Co-Issuers shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

5.7 Payment of Special Counsel Fees.

            Without limiting the provisions of Section 17.1, the Co-Issuers shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 5.4 to the extent reflected in a statement of such counsel rendered to the Co-Issuers at least one Business Day prior to the Closing.


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

5.8 Private Placement Number.

            A private placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

5.9 Changes in Corporate Structure.

            Except as specified in Schedule 5.9, each Credit Party and each of its Subsidiaries shall not have changed its respective jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 6.5.

5.10 Proceedings and Documents.

            All corporate and other proceedings in connection with the transactions contemplated by this Agreement, the Transaction Documents, the Other Agreements and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.11 Transaction Documents.

            Each of the Transaction Documents, this Agreement, the Notes and the Other Agreements shall have been duly authorized by all necessary corporate action. Each Credit Party that is a party thereto shall have executed and delivered the Transaction Documents, this Agreement, the Notes and the Other Agreements, and each of the Transaction Documents, this Agreement, the Notes and the Other Agreements shall be in full force and effect. The collateral secured by the Pledge Agreements shall have been transferred to the trustee in accordance with the Pledge Agreements, subject to the simultaneous delivery of such collateral to the Collateral Agent.

5.12 Taxes.

            Any taxes, fees and other charges due in connection with the issuance and sale of the Notes shall have been paid in full by the Co-Issuers.

5.13 Legality.

            The Notes shall qualify as a legal investment for you under all applicable laws of any jurisdiction to which you are subject (without reference to any so-called "basket clause" of any such law or any clause that imposes limitations on particular investments, whether in the aggregate or individually), and the Co-Issuers shall have delivered to you any evidence thereof which you or your special counsel may reasonably request.


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

            6. REPRESENTATIONS AND WARRANTIES OF THE CO-ISSUERS.

            Each of the Co-Issuers represents and warrants to you that:

6.1 Organization; Power and Authority.

            Each Credit Party is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified as a foreign corporation or other legal organization and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Credit Party has all requisite corporate or partnership power to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Transaction Documents, the Other Agreements and the Notes and to perform the provisions hereof and thereof.

6.2 Authorization, Etc.

            This Agreement, the Other Agreements, the Transaction Documents and the Notes have been duly authorized by all necessary corporate or partnership action on the part of each Credit Party that is a party thereto, and this Agreement, the Other Agreements and the Transaction Documents each constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.3 Disclosure.

            The Co-Issuers, through their agent, Chase Securities Inc., have delivered to you and each Other Purchaser a copy of a Private Placement Memorandum of Drew Industries Incorporated, dated November 1997 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of each Credit Party and its Subsidiaries. Except as disclosed in Schedule 6.3, this Agreement, the Notes, the Other Agreements, the Memorandum, the Transaction Documents, the documents, certificates or other writings delivered to you by or on behalf of any Credit Party or its Subsidiaries in connection with the transactions contemplated hereby and the financial statements listed in Schedule 6.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 6.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 6.5, since December 31, 1996, there has been no change in the financial condition, operations, business, properties or prospects of any Credit


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

Party or any of its Subsidiaries, except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Credit Party that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of any Credit Party or any of its Subsidiaries specifically for use in connection with the transactions contemplated hereby.

6.4 Organization and Ownership of Shares of Subsidiaries; Affiliates.

      (a) Schedule 6.4 contains (except as noted therein) complete and correct lists (i) of the Subsidiaries of each Co-Issuer, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Co-Issuer and each of its other Subsidiaries,
(ii) of the Co-Issuer's Affiliates, other than Subsidiaries, (iii) of the Company's and the Co-Issuer's respective directors and senior officers, and (iv) those Subsidiaries of the Co-Issuers that are Inactive Subsidiaries. The Co-Issuers are the only Wholly-Owned Subsidiaries of the Company.

      (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 6.4 as being owned by a Co-Issuer and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Co-Issuer or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 6.4) and other than those Liens in existence on the date hereof granted in favor of the Collateral Agent pursuant to the Pledge Agreement (as defined in the Revolving Credit Agreement).

      (c) Each Subsidiary identified in Schedule 6.4 (other than the Inactive Subsidiaries) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

      (d) No Subsidiary of any Co-Issuer is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the Other Agreements, the Revolving Credit Documents, the agreements listed on Schedule
6.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to any Co-Issuer or to any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

6.5 Financial Statements.

            The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on
Schedule 6.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material


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

respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). In addition, the Company has delivered to each purchaser the Form 8-K/A1, amendment to the Current Report on Form 8-K dated October 7, 1997, as filed with the Securities and Exchange Commission. This filing contains the audited financial statements of Lippert Components, Inc. ("Lippert") as of and for the periods ended September 30, 1997, as well as pro forma combined financial statements of the Company and Lippert.

6.6 Compliance with Laws, Other Instruments, Etc.

            The execution, delivery and performance by each Credit Party of this Agreement, the Other Agreements, the Notes or the Transaction Documents will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Credit Party or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which any Credit Party or any of its Subsidiaries is bound or by which any Credit Party or any of its Subsidiaries or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Credit Party or any of its Subsidiaries or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Credit Party or any of its Subsidiaries.

6.7 Governmental Authorizations, Etc.

            No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Credit Party of this Agreement, the Other Agreements, the Notes or the Transaction Documents.

6.8 Litigation; Observance of Agreements, Statutes and Orders.

      (a) Except as disclosed in Schedule 6.8, there are no actions, suits or proceedings pending or, to the knowledge of the Co-Issuers, threatened against or affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (b) No Credit Party nor any of its Subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


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

6.9 Taxes.

            Each Credit Party and its Subsidiaries has filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Credit Party or such Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Each Co-Issuer knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of each Credit Party and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of each Credit Party and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1992.

6.10 Title to Property; Leases.

            Each Credit Party and its Subsidiaries has good and marketable title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 6.5 or purported to have been acquired by any Credit Party or any of its Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

6.11 Licenses, Permits, Etc.

            Except as disclosed in Schedule 6.11, each Credit Party and its Subsidiaries owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

      (a) to the best knowledge of each of the Co-Issuers, no product of any Credit Party or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

      (b) to the best knowledge of each of the Co-Issuers, there is no Material violation by any Person of any right of any Credit Party or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by any Credit Party or any of its Subsidiaries.

6.12 Compliance with ERISA.

      (a) Each Credit Party and each ERISA Affiliate has operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not


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

resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither any Credit Party nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Credit Party or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Credit Party or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

      (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $50,000 in the case of any single Plan and by more than $150,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

      (c) Each Credit Party and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

      (d) The expected postretirement benefit obligation (determined as of the last day of each Credit Party's most recently ended fiscal year, respectively, in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by
Section 4980B of the Code) of each Credit Party and its Subsidiaries is not Material.

      (e) The execution and delivery of this Agreement, the issuance and sale of the Notes hereunder, and the Transaction Documents will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or any transaction in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by each Credit Party in the first sentence of this Section 6.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 7.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

6.13 Private Offering by the Company and the Co-Issuers.

      Neither the Company nor any Co-Issuer nor anyone acting on the behalf of the Company or any Co-Issuer has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than five (5) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor any Co-Issuer nor anyone acting on the behalf of the Company or any Co-Issuer has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.


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

6.14 Use of Proceeds; Margin Regulations.

      The Co-Issuers will apply the proceeds of the sale of the Notes as set forth in Schedule 6.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any Co-Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Co-Issuers and the Co-Issuers do not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

6.15 Existing Indebtedness; Future Liens.

      (a) Except as described therein, Schedule 6.15 sets forth a complete and correct list of all outstanding Indebtedness of each Credit Party and its Subsidiaries as of January 20, 1998, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of any Credit Party or any of its Subsidiaries. Neither any Credit Party nor any of its Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness for borrowed money of such Credit Party or such Subsidiary and no event or condition exists with respect to any such Indebtedness of any Credit Party or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      (b) Except as disclosed in Schedule 6.15, neither any Credit Party nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
Section 12.3.

6.16 Foreign Assets Control Regulations, Etc.

      Neither the sale of the Notes by the Co-Issuers hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

6.17 Status under Certain Statutes.

      Neither any Credit Party nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

6.18 Environmental Matters.

      Except as set forth on Schedule 6.18, neither any Credit Party nor any of its Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against any Credit Party or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

      (a) neither any Credit Party nor any of its Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

      (b) neither any Credit Party nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

      (c) all buildings on all real properties now owned, leased or operated by any Credit Party or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.19 Solvency.

      Each Credit Party is Solvent and, immediately after giving effect to the issue and sale of the Note and the consummation of the other transactions contemplated by this Agreement, each Credit Party will be Solvent.

      For purposes of this Section 6.19, the term "Solvent" shall mean, with respect to any Person, that:

      (a) the assets of such Person (including rights of contribution), at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person;

      (b) based on current projections, which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect such Person's judgment based on present circumstances of the most likely set of conditions and such Person's most likely course of action for the period projected, such Person believes it has sufficient cash flow to enable it to pay its debts as they mature; and

      (c) such Person does not have an unreasonably small capital with which to engage in its anticipated business.

      For purposes of this Section 6.19, the "fair valuation" of the assets of any Person shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

6.20 Pledge Agreements

      The Pledge Agreements, upon execution and delivery by the parties thereto, will create in favor of the Trustee, for the ratable benefit of the holders of the Notes, a legal, valid and enforceable security interest in the Collateral (as such term is defined in the Pledge Agreements) and, when (i) such Collateral consisting of corporate stock is delivered to the Trustee together with duly executed, undated instruments of transfer, and (ii) financing statements in appropriate form in respect of limited partnership interests constituting Collateral thereunder are filed in the offices specified therein, the Pledge Agreements and the Liens created thereunder will constitute fully perfected first priority Liens on, and security interest in such Collateral, in each case prior and superior in right to any other Person other than the Liens in favor of the Collateral Agent in existence on the date hereof which shall rank pari passu.

            7. REPRESENTATIONS OF THE PURCHASER.

7.1 Purchase for Investment.

      You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Co-Issuers are not required to register the Notes.

7.2 Source of Funds.

      You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

      (a) the Source is an "insurance company general account" as defined in Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60 (60 FR 35925, July 12, 1995) and in respect thereof you represent that there is no "employee benefit plan" (as defined in Section 3(3) of ERISA and Section 4975(e)(1) of the Code, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

      (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTCE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTCE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Co-Issuers in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

      (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Section I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company or any of the Co-Issuers and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

      (d) the Source is a governmental plan; or

      (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Co-Issuers in writing pursuant to this paragraph (e); or

      (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA. As used in this Section 7.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

            8. INFORMATION AS TO COMPANY

8.1 Financial and Business Information

      The Company and the Co-Issuers shall deliver to each holder of Notes that is an Institutional Investor:

      (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

            (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

            (ii) consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 8.1(a);

      (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

            (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

            (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                  (A) by an opinion thereon of independent certified public
            accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                  (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual

      Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 8.1(b);

      (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

      (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 13(f), a written notice specifying the nature and period of existence thereof and what action the Co-Issuers are taking or propose to take with respect thereto;

      (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that any Credit Party or any ERISA Affiliate proposes to take with respect thereto:

            (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

            (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Credit Party or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

            (iii) any event, transaction or condition that could result in the incurrence of any liability by any Credit Party or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the any Credit Party or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

      (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to any Credit Party or any of its Subsidiaries from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

      (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries, or relating to the ability of the Co-Issuers to perform their obligations hereunder and under the Notes or the ability of any Credit Party to perform its obligations under any Transaction Document to which it is a party in each case as from time to time may be reasonably requested by any such holder of Notes.

8.2 Officer's Certificate.

      Each set of financial statements delivered to a holder of Notes pursuant to Section 8.1(a) or Section 8.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer of the Company setting forth:

      (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish compliance with the requirements of
Section 10.1 through Section 10.3 hereof, inclusive, and Sections 12.3, 12.4, 12.6, 12.7, 12.8 and 12.9 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

      (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of each Credit Party and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Co-Issuers shall have taken or propose to take with respect thereto.

8.3 Inspection.

      The Company and each Co-Issuer shall permit the representatives of each holder of Notes that is an Institutional Investor:

      (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of any Credit Party, to discuss the affairs, finances and accounts of such Credit Party and its Subsidiaries with such Credit Party's officers, and (with the consent of such Credit Party, which consent will not be unreasonably withheld and in such Credit Party's presence) its independent public accountants, and (with the consent of such Credit Party, which consent will not be unreasonably withheld) to visit the other offices and properties of such Credit Party and any of its Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and

      (b) Default -- if a Default or Event of Default then exists, at the expense of the Co-Issuers, to visit and inspect any of the offices or properties of any Credit Party or any of its Subsidiaries, to examine all of their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Co-Issuers authorize (and shall cause each Credit Party to authorize) said accountants to discuss the affairs, finances and accounts of such Credit Party and its Subsidiaries), all at such times and as often as may be requested.

            9. PREPAYMENT OF THE NOTES.

9.1 Required Prepayments.

      On January 28, 2001 and on each January 28,thereafter to and including January 28, 2005 the Co-Issuers will prepay $8,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 9.2 or purchase of the Notes permitted by Section 9.5 the principal amount of each required prepayment of the Notes becoming due under this Section 9.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

9.2 Optional Prepayments with Make-Whole Amount.

      The Co-Issuers may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment provided that such amounts shall only be in increments of $100,000, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Co-Issuers will give each holder of Notes written notice of each optional prepayment under this Section 9.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 9.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Co-Issuers shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

9.3 Allocation of Partial Prepayments.

      In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

9.4 Maturity; Surrender, etc.

      In the case of each prepayment of Notes pursuant to this Section 9, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Co-Issuers shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Co-Issuers and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

9.5 Purchase of Notes.

      Each Co-Issuer will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. Each Co-Issuer will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

9.6 Make-Whole Amount.

      The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 9.2 or has become or is declared to be immediately due and payable pursuant to Section 14.1, as the context requires.

            "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M.

      (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the government PX6 Screen of Bloomberg Financial Markets for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) on the run U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) on the run U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

            "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 9.2 or 14.1.

            "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 9.2 or has become or is declared to be immediately due and payable pursuant to Section 14.1, as the context requires.

9.7 Mandatory Offer to Prepay in Event of Change in Control.

      (a) In the event of the occurrence of a Change in Control (as defined in Section 9.7(d) hereof), the Co-Issuers shall (i) deliver to each holder of Notes a Section 9.7 Notice and Offer to Prepay pursuant to Section 9.7(b) hereof and
(ii) unless such holder declines prepayment as to all of the Notes it holds by delivering a Section 9.7(c) Response pursuant to Section 9.7(c) hereof, prepay all, but not less than all, of the Notes held by such holder, as hereinafter provided. Any prepayment of Notes pursuant to this Section 9.7 shall be made at a prepayment price equal to the principal amount of Notes to be prepaid, together with interest accrued thereon to the date of prepayment.

      (b) Not later than thirty (30) days and not more than sixty (60) days prior to a Change in Control (or in the case of the Company no later than 3 Business Days after actual knowledge of a Change of Control) the Co-Issuers shall give written notice to each holder of Notes that the Co-Issuers anticipate a Change in Control and of such holder's right to elect to be prepaid hereunder arising as a result thereof (a "Section 9.7 Notice and Offer to Prepay"). Such
Section 9.7 Notice and Offer to Prepay shall state: (i) that such notice is delivered pursuant to this Section 9.7(b); (ii) the proposed date of and a description of the circumstances surrounding such Change in Control; (iii) the date by which a holder must deliver a Section 9.7 Response pursuant to Section 9.7(c) hereof in order to decline prepayment; and (v) the date on which the Co-Issuers will prepay the Notes held by such holder if the holder does not deliver a Section 9.7 Response pursuant to Section 9.7(c) hereof, which prepayment date shall be the date of the occurrence of a Change in Control (the "Section 9.7 Special Prepayment Date"). No failure by the Co-Issuers to deliver a Section 9.7 Notice and Offer to Prepay to any holder shall limit such holder's right to exercise such election.

      (c) To decline prepayment pursuant to this Section 9.7 of the Notes held by it, a holder of Notes shall deliver to any of the Co-Issuers such holder's notice that it declines prepayment pursuant to this Section 9.7 with respect to the Notes held by it and designated therein (a "Section 9.7(c) Response"). Such
Section 9.7(c) Response shall be delivered to such Co-Issuers (i) on or before the fifteenth (15th) Business Day prior to the Section 9.7 Special Prepayment Date, if the Co-Issuers deliver a Section 9.7 Notice and Offer to Prepay pursuant to Section 9.7(b) hereof, or (ii) at any time on or prior to the
Section 9.7 Special Prepayment Date if the Co-Issuers fail to deliver a Section
9.7 Notice and Offer to Prepay. The Section 9.7(c) Response shall set forth the name of such holder and the statement that it declines prepayment pursuant to this Section 9.7 with respect to the Notes designated therein. Promptly and in any event within two (2) Business Days after receipt of a holder's Section 9.7(c) Response, the Company shall, by written notice to such holder of a Note, acknowledge receipt thereof. If the Co-Issuers have delivered a Section 9.7 Notice and Offer to Prepay to each holder and on or prior to the fifth (5th) day prior to the Section 9.7 Special Prepayment Date, the Co-Issuers shall not have received a Section 9.7(c) Response from a holder (or shall have received a Section 9.7(c) Response with respect to some but not all the Notes held by such holder), (i) the Co-Issuers shall promptly, but in any case within one (1) Business Day after the expiration of such 5-day period, deliver written notice to such holder that all of the Notes held by such holder (or all of the Notes held by such holder with respect to which such holder shall not have declined prepayment in such holder's Section 9.7(c) Response) will be prepaid pursuant to this Section 9.7 on the Section 9.7 Special Prepayment Date; provided, however, in respect of a Change of Control of the Company, if the Co-Issuers are unable to prepay the Notes on the Special Prepayment Date, such Notes may be prepaid no later than 30 days after receipt by the holders of a Section 9.7 Notice and Offer to Prepay and (ii) the full unpaid principal amount of the Notes outstanding, together with interest accrued thereon to the Section 9.7 Special Prepayment Date, shall become due and payable on the Section 9.7 Special Prepayment Date.

      (d) For the purposes of this Section 9.7, a "Change of Control" shall be deemed to have occurred in the event that: (a) in respect of the Co-Issuers (i) the Principal Shareholders shall cease to own, directly or indirectly, at least fifty percent (50%) of the Voting Stock of any of the Co-Issuers, free and clear of Liens; or (ii) the Principal Shareholders shall cease to be entitled, directly or indirectly through ownership of Voting Stock of the Co-Issuers, by contract or otherwise, to direct or cause the direction of the Management and policies of any Co-Issuer; or (iii) the failure of the Principal Shareholders to be entitled, directly or indirectly, whether through ownership of stock, contract, or otherwise, to elect a majority of the Board of the Co-Issuers, or (b) in respect of the Company, (i) a person or group of persons shall acquire, directly of indirectly at least fifty percent (50%) of the Voting Stock of the Company; or (ii) the Company shall cease to be publicly owned.

            10. FINANCIAL COVENANTS.

10.1 Net Worth.

      The Company and its Subsidiaries, on a consolidated basis, shall have, at the end of each fiscal quarter, a minimum Consolidated Net Worth of not less than thirty-nine Million ($39,000,000) Dollars plus fifty (50%) percent of Consolidated Net Income (but only if a positive number) since September 30, 1997.

10.2 Interest Coverage Ratio.

      The Company and its Subsidiaries, on a consolidated basis, shall have, at the conclusion of each twelve month period ending on the last day of each fiscal quarter following the date hereof and at all times during such period, an Interest Coverage Ratio of not less than 3.00:1.00.

10.3 Modified Fixed Charge Coverage Ratio.

      The Company and its Subsidiaries, on a consolidated basis, shall have, at the conclusion of each twelve month period ending on the last day of each fiscal quarter following the date hereof and at all times during such period, a Modified Fixed Charge Coverage Ratio of not less than 2.00:1.00.

            11. AFFIRMATIVE COVENANTS.

      Each Co-Issuer covenants and agrees that so long as any of the Notes are outstanding:

11.1 Maintenance of Office.

      Each Co-Issuer will maintain at the address for notices to such Co-Issuer provided in Section 20 hereof an office where notices, presentations and demands in respect of this Agreement and the Notes may be given to and made upon it; provided, however, that any Co-Issuer may, upon fifteen (15) Business Days' prior written notice to the holders of the Notes, move its respective office to any other location within the continental boundaries of the United States. Each Co-Issuer agrees that it will pay, and will save any holder of Notes harmless against liability for, any stamp or other tax or governmental charge imposed in respect of any transfer of a Note resulting from such change in office; and said obligation of such Co-Issuer shall survive the payment or prepayment of the Notes and the termination of this Agreement.

11.2 Compliance with Law.

      Each Co-Issuer will, and will cause each Credit Party and its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

11.3 Notice of Certain Events and Conditions.

      (a) Each Co-Issuer will give prompt written notice to each holder of Notes of any event of default (including, without limitation, any Event of Default) or any event which with notice or lapse of time or both would constitute an event of default (including, without limitation, any Default) under any evidence or evidences of Indebtedness (including the Notes) in an aggregate amount of $1,000,000 or more of any Credit Party or any of its Subsidiaries or under any indenture, mortgage or other agreement or instrument relating to any such evidence of Indebtedness (including this Agreement and the Other Agreements) or under any other agreement or instrument relating to preferred stock (or comparable equity interest) of any Credit Party or any of its Subsidiaries or under any material lease for or in respect of which any Credit Party and any of its Subsidiaries may be liable.

      (b) Each Co-Issuer will give sixty (60) days prior written notice to each holder of the Notes of the termination of the Revolving Credit Commitment (as defined in the Revolving Credit Agreement).

      (c) Each Co-Issuer will give written notice to each holder of the Notes no less than six (6) months prior to the expiration of the UCC-1 financing statements naming the Pledgors as Debtor and filed in favor of the Trustee. Each Co-Issuer hereby agrees to take, or cause to be taken, all actions (including, without limitation, the filing of any Uniform Commercial Code Financing Statements, amendments or continuation statements) necessary to perfect or otherwise protect the liens and security interests created under the Pledge Agreements and to obtain the benefits of the Pledge Agreements in accordance with the terms of this Agreement, the Other Agreements and the Transaction Documents.

11.4 Insurance.

      Each Co-Issuer will, and will cause each Credit Party and its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

11.5 Maintenance of Properties and Business.

      Each Co-Issuer will, and will cause each Credit Party and its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 11.5 shall not prevent any Credit Party or any of its Subsidiaries from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Co-Issuers have concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or otherwise cause a Default or an Event of Default. Each Co-Issuer will, and will cause each Credit Party and its Subsidiaries to, operate its businesses properly and efficiently, and in substantially the manner in which they are presently conducted and operated, subject to changes in the ordinary course of business.

11.6 Payment of Taxes and Claims.

      Each Co-Issuer will, and will cause each Credit Party and its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Credit Party or any of its Subsidiaries, provided that neither any Credit Party nor any of its Subsidiaries need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by such Credit Party or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Credit Party or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Credit Party or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

11.7 Corporate Existence, etc.

      Subject to Sections 12.2 and 12.8, each Co-Issuer will, and will cause each Credit Party to, at all times preserve and keep in full force and effect the corporate or partnership (as the case may be) existence of itself and its Subsidiaries and all respective rights and franchises of each Credit Party and its Subsidiaries unless, in the case of Subsidiaries that are not Credit Parties, the termination of or failure to preserve and keep in full force and effect such corporate or partnership existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

11.8 ERISA.

      (a) Each Co-Issuer will, and will cause each Credit Party and their ERISA Affiliates to, take all actions and fulfill all conditions necessary to maintain any and all Plans in substantial compliance with applicable requirements of ERISA, the Code and applicable foreign law until such Plans are terminated, and the liabilities thereof discharged, in accordance with applicable law.

      (b) No domestic Pension Plan will incur any "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code), and no foreign Pension Plan will be in violation of any funding requirement imposed by applicable foreign law, which deficiency or violation reasonably could be expected to have a Material Adverse Effect.

11.9 Environmental Law Compliance.

      (a) Hazardous Substances. Each Co-Issuer shall, and shall cause each Credit Party and its Subsidiaries to, at all times comply with all Environmental Laws the failure to comply with which, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect, and indemnify, pay and hold each holder of Notes harmless from and against any and all losses, cost (including attorneys' fees), liabilities and damages whatsoever incurred by such holder by reason of (i) any liability of any Credit Party or any of its Subsidiaries under any applicable Environmental Laws, (ii) any violation of any applicable Environmental Laws for which any Credit Party or any of its Subsidiaries is liable or which is related to any real estate or other facility owned, leased or operated by any Credit Party or any of its Subsidiaries, or
(iii) the imposition of any governmental Lien for the recovery of environmental cleanup or response costs expended by reason of any such liability or violation.

      (b) Cleanup Orders; Further Assurance. Each Co-Issuer shall promptly provide each holder with a copy of any notice received by any Credit Party or any of its Subsidiaries stating that such Credit Party or such Subsidiary has become liable for the cost of investigating, removing or remediating Hazardous Materials or subject to a cleanup order or decree, or a fine or penalty issued or imposed, by any agency having jurisdiction over such Credit Party or any such Subsidiary if the Co-Issuers believe or reasonably should believe that the matter that is subject of such notice is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Upon receipt of such notice, or if any holder of Notes at any time has a reasonable basis to believe that any facility owned, leased or operated by any Credit Party or any of its Subsidiaries has become contaminated or subject to a cleanup or mitigation order or decree, or a fine or penalty, issued or imposed by any federal, state or local governmental agency which could reasonably be expected to have a Material Adverse Effect, then the Co-Issuers agree, upon request from such holder, to provide such holder, at the Co-Issuers' expense, with such reports, certificates, engineering studies or other written material or data as such holder may reasonably require.

11.10 Further Assurances.

      Each Co-Issuer will, and will cause each Credit Party and its Subsidiaries to, promptly execute and deliver all further instruments and documents and take all further action that may be necessary in order to give effect to the provisions of this Agreement, the Other Agreements, the Transaction Documents and the Notes.

11.11 New Subsidiaries.

      No Co-Issuer shall permit any Subsidiary of the Company to exist unless
(a) such Subsidiary shall have executed and delivered to each holder a Subsidiary Joinder substantially in the form of Attachment 1 to the form of Subsidiary Guaranty attached hereto as Exhibit 4(b), (b) the shares or partnerships interests in such Subsidiary shall have been pledged pursuant to a Pledge Agreement substantially in the form of Exhibit 2 hereto, and (c) a legal opinion to the effect that each of such agreements is in full force and effect and is enforceable against such Subsidiary.

11.12 Additional Guarantors; Additional Collateral; Additional Parties to Subordination Agreement.

      If any Person (a) after the date hereof becomes (whether upon its formation, by acquisition of stock or other interests therein, or otherwise) a Subsidiary of any Credit Party (a "New Subsidiary"), or (b) that was an Inactive Subsidiary of a Credit Party ceases to be an Inactive Subsidiary of a Credit Party but continues to be a Subsidiary thereof, the Co-Issuers shall promptly furnish notice in writing of such facts to the holders of the Notes, and if the holders of the Notes, shall so elect (but provided that if the Administrative Agent, Collateral Agent or any of the Lenders (as such terms are defined in the Revolving Credit Agreement) shall receive any guaranty or security in respect of such New Subsidiary the holders of the Notes, shall be deemed to have so elected) (i) cause such New Subsidiary or formerly Inactive Subsidiary to become a Guarantor pursuant to an instrument in form, scope, and substance satisfactory to the holders of the Notes, (ii) deliver or cause to be delivered, or assign, to the Trustee (x) subject to the Lien in favor of the Trustee under the Pledge Agreement of the respective Credit Party, the certificates representing shares of stock or other interests of the New Subsidiary or formerly Inactive Subsidiary owned by a Credit Party (or Subsidiary thereof), together with appropriate instruments of transfer required under the Pledge Agreement, and (y) an amendment to such Pledge Agreement, reflecting the foregoing in the form thereof prescribed under such Pledge Agreement, and (iii) cause such New Subsidiary or formerly Inactive Subsidiary to become a party to such documents as the holders of the Notes may request including, without limitation, the Acknowledgment and Consent in the form of Exhibit A to the Pledge Agreements, the effect of which shall be to secure the indebtedness, liabilities and obligations hereunder and under the Notes, the other Transaction Documents and the Other Agreements by a first priority Lien on and security interest in (which Lien and security interest may be pari passu with a like Lien and security interest in favor of the Collateral Agent for the benefit of the Lenders) the capital stock of such New Subsidiary or formerly Inactive Subsidiary, provided, however, that in any event, prior to the time that any New Subsidiary or formerly Inactive Subsidiary receives the proceeds of, or makes, any loan or advance or other extension of credit, from or to, or otherwise becomes the obligor or obligee in respect of any Indebtedness of, any Credit Party or Subsidiary thereof, the Co-Issuers shall (A) cause to be taken, in respect of any such obligor, the action referred to in the preceding clauses (i), (ii), and
(iii), and (B) in the case of any such obligee, cause such obligee to become a party to the Subordination Agreement pursuant to one or more instruments or agreements satisfactory in form and substance to the holders of the Notes.

            12. NEGATIVE COVENANTS.

      Each Co-Issuer covenants that so long as any of the Notes are outstanding:

12.1 Transactions with Affiliates.

      Except as set forth on Schedule 12.1 hereto, each Co-Issuer will not, and will not permit any Credit Party or any of its Subsidiaries to, enter into, directly or indirectly, any transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of assets of any kind or the rendering of any service) with any Affiliate (other than another Credit Party or a Wholly-Owned Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of such Co-Issuer's or such Credit Party's business and upon fair and reasonable terms no less favorable to such Co-Issuer or such Credit Party than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

12.2 Merger, Consolidation, etc.

      Each Co-Issuer will not, and will not permit any Credit Party or any of its Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

      (a) such merger, consolidation, conveyance, transfer, or lease is with or to another Credit Party or to a Subsidiary of a Credit Party, provided that neither the Company nor any Co-Issuer may sell or otherwise transfer substantially all of its assets to any Person or fail to survive any such merger or consolidation related to it;

      (b) (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of any Credit Party or any of its Subsidiaries, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if such Credit Party or such Subsidiary is not such corporation,
(1) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements, the Transaction Documents and the Notes, and (2) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

            (ii) immediately prior to such transaction and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

            (iii) immediately prior to such transaction and after giving effect thereto, each Co-Issuer would be permitted by the provisions of Section 12.4(d) hereof to incur at least $1.00 of additional Indebtedness.

            Notwithstanding the foregoing, Lippert may enter into the Proposed Transaction provided that:

                  (A) the conditions set forth in clause (b) above are
            satisfied;

                  (B) the consummation of the Proposed Transaction is in full compliance with the conditions set forth in Section 11.12 hereof;

                  (C) the transfer or conveyance of assets are to direct or
            indirect wholly-owned subsidiaries of Lippert; and

                  (D) Lippert has received adequate consideration for such
            transfer.

      No such conveyance, transfer or lease of substantially all of the assets of any Credit Party or any of its Subsidiaries shall have the effect of releasing such Credit Party or its Subsidiaries or any successor corporation that shall theretofore have become such in the manner prescribed in this Section
12.2 from its liability under this Agreement, the Notes, the Transaction Documents or the Other Agreements to which it is a party.

12.3 Liens.

      Each Co-Issuer will not, and will not permit any Credit Party or any of its Subsidiaries to, incur, assume or suffer to exist any Lien upon any of its assets now or hereafter owned, or upon the income or profits thereof, other than Permitted Liens. In any case wherein any such assets are subjected or become subject to a Lien in violation of this Section 12.3, the Co-Issuers will make or cause to be made provision whereby the Notes will be secured equally and ratably with all obligations secured by such Lien, and in any case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled under applicable law, of an equitable Lien on such assets securing (in the manner as aforesaid) the Notes and such other obligations; provided, however, that any Lien created, incurred or suffered to exist in violation of this Section 12.3 shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section 12.3. In no event shall a Lien be granted by any Credit Party to the Collateral Agent, Administrative Agent or the Secured Parties unless concurrently therewith a lien of equal priority is granted to the Trustee.

12.4 Limitation on Indebtedness.

      The Company will not, nor will any Co-Issuer or any of its Subsidiaries, directly, or indirectly, create, incur, assume or permit to exist any Indebtedness, except:

      (a) Indebtedness created hereunder and under the Notes;

      (b) Indebtedness created under the Revolving Credit Agreement; provided that the aggregate principal amount of Indebtedness incurred as permitted by this clause (b) shall not at any time exceed $30,000,000;

      (c) Indebtedness existing on the date hereof which is set forth on
Schedule 6.15 hereto;

      (d) all renewals, extensions, substitutions, refinancings or replacements, in an amount not to exceed the amount so refinanced, of any outstanding Indebtedness provided that the terms, covenants and restrictions in respect of such renewals, extensions, substitutions, refundings or replacements are not materially more onerous than the existing terms, covenants and restrictions of such Indebtedness;

      (e) Indebtedness of one Credit Party to another Credit Party; provided that (i) there is adequate consideration for such Indebtedness and there is evidence of such Indebtedness on each Credit Party's books, (ii) all of the outstanding capital stock or other equity interests of each such Credit Party shall be owned 100% directly or indirectly by the Company and the Co-Issuer,
(iii) each of such Credit Parties to or by whom such Indebtedness is owed, or who owns (directly or indirectly) any stock referred to in the preceding clause
(ii), shall have become a party to a Guarantee Agreement, to the Subordination Agreement, and/or the Pledge Agreements (or to all) as required by Section 11.12 hereof, (iv) such Indebtedness shall at all times be subject to the provisions of the Subordination Agreement as Subordinated Debt as defined in the Subordination Agreement, and (v) such indebtedness shall not be assigned or transferred by the obligee thereof to any Person other than another Credit Party such that after giving effect to such assignment or transfer all the conditions of this proviso are met; and

      (f) to the extent not included above in this Section 12.4, other Indebtedness incurred by the Company or any Co-Issuer or any of its Subsidiaries (including, without limitation, increases to the Revolving Credit Facility in excess of $30,000,000); provided that, at the time of incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, Consolidated Indebtedness shall not exceed 55% of Total Capitalization of the Company and its Subsidiaries.

12.5 Restrictive Agreements

      Each Co-Issuer will not, and will not permit any Credit Party or any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Credit Party or any Subsidiary thereof,
(a) to create, incur, or permit to exist any Lien upon any of its property or assets or revenues, whether now owned or hereafter acquired, (b) to pay dividends or make other distributions to the Company or any Co-Issuer with respect to any shares of its capital stock or other equity interests, (c) to pay any Indebtedness owed to the Company or any Co-Issuer, (d) to make or permit to exist loans or advances to the Company or any Co-Issuer, or (e) to sell, transfer, lease or otherwise dispose of any of its properties or assets to the Company or any Co-Issuer; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, any Other Agreements or the Revolving Credit Documents, and (ii) such Credit Party or Subsidiary may enter into such an agreement in connection with any Permitted Lien, so long as such prohibition or limitation is by its terms effective only against the property, assets or revenues subject to such Lien.

12.6 Limitation on Subsidiary Indebtedness and Issuance of Preferred Stock.

      None of the Co-Issuers will permit any of its Subsidiaries to, at any time, directly or indirectly, incur, create, assume, guarantee or become or be liable in any manner with respect to any Indebtedness or issue any preferred stock except:

            (i) Indebtedness of such Subsidiary outstanding as of the Closing Date and set forth on Schedule 6.15 hereto or any refinancing, extension, renewal or refunding of any such Indebtedness in an amount not to exceed the amount so refinanced of such Indebtedness; provided that the terms, covenants and restrictions in respect of such refinancing, extension, renewal or refunding are not materially more onerous than the existing terms, covenants and restrictions of such Indebtedness;

            (ii) Indebtedness of such Subsidiary in respect of guaranties delivered in connection with the Revolving Credit Documents;

            (iii) preferred stock of such Subsidiary issued on or prior to the Closing Date;

            (iv) subject to Section 12.4(e) hereof, Indebtedness of, or preferred stock issued by, such Subsidiary to a Co-Issuer or a Subsidiary of a Co-Issuer; and

            (v) other Indebtedness or preferred stock of such Subsidiary, provided that such Indebtedness and preferred stock together with the aggregate amount of outstanding Indebtedness and the aggregate liquidation value of preferred stock of such Subsidiary previously incurred and outstanding under this paragraph (other than Indebtedness incurred under (iii) hereof), does not exceed 15% of Consolidated Net Worth.

12.7 Limitation on Restricted Payments.

      No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, declare, make or pay, or agree to declare, make or pay or incur any liability to make or pay, or cause or permit to be declared, made or paid, or set aside any sum or property to declare make or pay any Restricted Payment, other than (a) cash dividends (or distributions, in the case of partnerships) from Subsidiaries of the Company to the Company, (b) acquisitions or purchases by the Company or any of its Subsidiaries of capital stock of any Subsidiary or capital contributions made by the Company or any of its Subsidiaries to a Subsidiary and (c) to the extent not covered by the foregoing clauses (a) and (b), any other Restricted Payments made by the Company provided that each of the following conditions is satisfied at the time of making such Restricted Payment and after giving effect thereto:

            (i) no Default of Event of Default has occurred and is continuing;

            (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to Section 12.4(d) hereof; and (iii) the aggregate amount of such Restricted Payments does not exceed the Restricted Payments Basket.

12.8 Sale of Assets.

      Subject to the provisions of Section 12.2 hereof, no Credit Party will, nor will it permit or any of its Subsidiaries to, directly or indirectly, in a single transaction or a series of transactions, sell, lease, transfer, abandon or otherwise dispose of or suffer to be sold, leased transferred, abandoned or otherwise disposed of, (collectively, "Transfer") assets in excess of 10% of Consolidated Total Assets ("Substantial Assets"), other than in the ordinary course of business (including without limitation the disposal of obsolete assets not used or useful in such Credit Party's business) in any fiscal year, and provided that such Transfer of Substantial Assets in the aggregate shall not exceed 40% of Consolidated Total Assets measured as of October 7, 1997, except that:

            (i) any Credit Party or any of its Subsidiaries may Transfer its assets to any Credit Party or any other Wholly-Owned Subsidiary; and

            (ii) any Credit Party or any of its Subsidiaries may Transfer its assets in excess of the limitations set forth above (such assets collectively the "Excess Assets") only if the proceeds of such sales of Excess Assets are used to purchase other property of a similar nature of at least equivalent value (such property the "Excess Replacement Assets") within one year of such sale, provided, however, that there shall be no Lien on any of the Excess Replacement Assets.

12.9 Limitation on Investments

      No Credit Party will, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee (except pursuant to the Guarantee Agreements) any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except Permitted Loans and Investments.

12.10 No Amendments.

      The Co-Issuers will not amend in any material respect the Revolving Credit Agreement or any other agreement entered into in connection therewith without the prior written consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes outstanding. Notwithstanding the foregoing, the Co-Issuers may amend the Revolving Credit Agreement solely to increase the commitment thereunder to $30,000,000 without the prior consent of the holders of the Notes.

            13. EVENTS OF DEFAULT

      An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

      (a) any payment of any principal or Make-Whole Amount, if any, on any Note shall fail to be made when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

      (b) any payment of any interest on any Note shall fail to be made for more than five Business Days after the same shall become due and payable; or

      (c) the Company, any Co-Issuer or any Subsidiary shall default in the performance of or compliance with any term contained in Section 10.1, 10.2, 10.3, 11.7, 12.2, 12.3, 12.4, 12.6 or 12.8 hereof.

      (d) the Company, any Credit Party or any Subsidiary defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 13) or in any Transaction Document or Other Agreement and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) any of the Co-Issuers or the Company receiving written notice of such default from any holder of a Note; or

      (e) any representation or warranty made in writing by or on behalf of all or any of the Co-Issuers or any other Credit Party or by any officer of any Co-Issuer or any other Credit Party in this Agreement, any of the Transaction Documents or in any writing furnished now or in the future in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

      (f) (i) any Credit Party or any of its Subsidiaries is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or Make-Whole Amount or interest on any Indebtedness that is outstanding in a principal amount of at least $3 million individually or $5 million in the aggregate, beyond any period of grace provided with respect thereto, or (ii) any Credit Party or any of its Subsidiaries is in default in the performance of or compliance with any term of any evidence of any Indebtedness in principal amount of at least $3 million individually or $5 million in the aggregate, or of any mortgage, indenture or other agreement relating thereto or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) any Credit Party has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in principal amount of at least $3 million individually or $5 million in the aggregate, or (y) one or more Persons have the right to require any such Credit Party to purchase or repay such Indebtedness; or

      (g) any Credit Party or any of it Subsidiaries (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
(ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

      (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by any Credit Party or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation any Credit Party or any of its Subsidiaries, or any such petition shall be filed against any Credit Party or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

      (i) a final judgment or judgments for the payment of money aggregating in excess of $3,000,000 are rendered against one or more Credit Party and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

      (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Credit Party or any ERISA Affiliate that a Plan may become a subject of any such proceedings,
(iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (iv) any Credit Party or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Credit Party or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) any Credit Party or any of its Subsidiaries establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of any Credit Party or any of its Subsidiaries thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

      (k) the Company or any Credit Party is in default in the performance of or compliance with any term of the Revolving Credit Agreement or any agreement refinancing the Indebtedness thereunder or any note or any other agreement entered into in connection therewith, beyond any period of grace provided with respect thereto.

      As used in Section 13(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

            14. REMEDIES ON DEFAULT, ETC.

14.1 Acceleration.

      (a) If an Event of Default with respect to any Credit Party or any of its Subsidiaries described in paragraph (g) or (h) of Section 13 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 66 2/3% in principal amount of the Notes at the time outstanding may at any time at its or their option, by written notice or notices to the Company or any of the Co-Issuers, declare all the Notes then outstanding to be immediately due and payable.

      (c) If any Event of Default described in paragraph (a) or (b) of Section 13 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by written notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

      Upon any Notes becoming due and payable under this Section 14.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Co-Issuers acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Co-Issuers (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Co-Issuers in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

14.2 Other Remedies.

      If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 14.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, or pursuant to the terms of the Pledge Agreements.

14.3 Rescission.

      At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 14.1, the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, by written notice to the Company or any of the Co-Issuers, may rescind and annul any such declaration and its consequences if (a) the Co-Issuers have paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 19, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 14.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

14.4 No Waivers or Election of Remedies, Expenses, Etc.

      No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Co-Issuers under Section 16, the Co-Issuers will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 14, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

14.5 Co-Issuer Waivers.

      Each Co-Issuer hereby waives any right to assert against the holders of the Notes any defense (legal or equitable), set-off, counterclaim and/or claim which any Co-Issuer may now or at any time hereafter have against any other Co-Issuer. Each Co-Issuer hereby waives all rights, benefits and defenses based upon any legal disability of any other Co-Issuer or any discharge or limitation of the liability of any other Co-Issuer to the holders, whether consensual or arising by operation of law or offset or by reason of any bankruptcy, insolvency, or debtor-relief proceeding or from any other cause or defense, including, but not limited to, any claim of disability, offset, demand or defense that any other Co-Issuer may assert or claim under this Agreement or the Notes. Each Co-Issuer further waives all rights it may have at law or in equity (including, without limitation, any law subrogating the Co-Issuer to the rights of any holder of Notes) to seek contribution, indemnification or any other form of reimbursement from any other Co-Issuer or any other person now or hereafter primarily or secondarily liable for any obligations of each Co-Issuer under the Notes, for any disbursement made by any other Co-Issuer under or in connection with this Agreement or the Notes or otherwise until all the indebtedness, liabilities, and obligations of the Co-Issuers hereunder, under the other Transaction Documents and Other Agreements have been indefeasibly paid in full. The liability of each Co-Issuer shall be joint and several, absolute, unconditional and irrevocable irrespective of any act, failure to act, delay or omission whatsoever on the part of a holder, including, without limitation, any failure to demand, delay in demanding or rescission of a demand for any payment under any Note or this Agreement, any failure to give to any Co-Issuer notice of default in the making of any payment due and payable under any Note or this Agreement or notice of any failure on the part of any Co-Issuer to do any act or thing or to observe or perform any covenant, condition or agreement by it to be observed or performed under any Note or this Agreement, or any action taken by any holder in the exercise of any right or power by any holder, or the failure, delay or omission by any holder to exercise any such right or power.

            15. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

15.1 Registration of Notes.

      The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Co-Issuers shall not be affected by any notice or knowledge to the contrary. The Co-Issuers shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

15.2 Transfer and Exchange of Notes.

      Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Co-Issuers shall execute and deliver, at the Co-Issuers' expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Co-Issuers may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 8.2. The Notes shall not be transferred except in compliance with the registration provisions of the Securities Act of 1933, as amended and any applicable provisions of any state blue sky or securities laws or pursuant to an available exemption from such registration provisions; provided, however, that nothing herein shall require the Co-Issuers to register the Notes.

15.3 Replacement of Notes.

      Upon receipt by the Company, of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

      (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

      (b) in the case of mutilation, upon surrender and cancellation thereof,

      Each of the Co-Issuers at its own expense shall execute and deliver, in lieu thereof, the new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

            16. PAYMENTS ON NOTES.

16.1 Place of Payment.

      Subject to Section 16.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, at the principal office of The Chase Manhattan Bank in such jurisdiction. The Co-Issuers may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of any of the Co-Issuers in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

16.2 Home Office Payment.

      So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 16.1 or in such Note to the contrary, the Co-Issuers will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Co-Issuers in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Co-Issuers made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Co-Issuers pursuant to Section 16.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Co-Issuers in exchange for a new Note or Notes pursuant to
Section 15.2. The Co-Issuers will afford the benefits of this Section 16.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 16.2.

            17. EXPENSES, ETC.

17.1 Transaction Expenses.

      Whether or not the transactions contemplated hereby are consummated, the Co-Issuers will pay all costs and expenses (including reasonable attorneys' fees of special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Transaction Documents, the Other Agreements or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Transaction Documents or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Transaction Document or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Credit Party or any of its Subsidiaries or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Co-Issuers will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

17.2 Survival.

      The obligations of the Co-Issuers under this Section 17 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Transaction Documents or the Notes, and the termination of this Agreement.

            18. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Co-Issuers pursuant to this Agreement shall be deemed representations and warranties of the Co-Issuers under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Transaction Documents embody the entire agreement and understanding between you and the Co-Issuers and supersede all prior agreements and understandings relating to the subject matter hereof.

            19. AMENDMENT AND WAIVER.

19.1 Requirements.

      This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of each of the Co-Issuers and the holders of 66 2/3% of the Notes then outstanding, except that no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 14 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 9, 13(a), 13(b), 14, 19 or 22 and any definitions related thereto.

19.2 Solicitation of Holders of Notes.

      (a) Solicitation. The Co-Issuers will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Co-Issuers will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 19 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

      (b) Payment. The Co-Issuers will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

19.3 Binding Effect, Etc.

      Unless the context shall otherwise require, obligations of the Co-Issuers under this Agreement, the Other Agreements, the Notes or any Transaction Document shall be joint and several obligations of all Co-Issuers. Any amendment or waiver consented to as provided in this Section 19 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Co-Issuers without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Co-Issuers and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

19.4 Notes held by Co-Issuers, Etc.

      Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding have approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, the Co-Issuers or any of their respective Affiliates shall be deemed not to be outstanding.

            20. NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice shall be sent:

            (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule 20, or at such other address as you or it shall have specified to the Co-Issuers in writing,

            (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Co-Issuers in writing, or

            (iii) if to the Company, to the Company at its address set forth in
      Schedule 20, or at such other address as the Company shall have specified to the holder of each Note in writing; or

            (iv) if to Kinro, to Kinro at its address set forth in Schedule 20, or at such other address as Kinro shall have specified to the holder of each Note in writing, or

            (v) if to Shoals, to Shoals at its address set forth in Schedule 20, or at such other address as Shoals shall have specified to the holder of each Note in writing, or

            (vi) if to Lippert, to Lippert at its address set forth in Schedule 20, or at such other address as Lippert shall have specified to the holder of each Note in writing.

      Notices under this Section 20 will be deemed given only when actually received.

            21. REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents, including, but not limited to the Transaction Documents and the Other Agreements, received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Co-Issuers agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 21 shall not prohibit the Co-Issuers or any holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

            22. CONFIDENTIAL INFORMATION.

      For the purposes of this Section 22, "Confidential Information" means information delivered to you by or on behalf of any Credit Party or any of its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of such Credit Party or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by any Credit Party or any of its Subsidiaries or (d) constitutes financial statements delivered to you under Section 8.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 22, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (v) any Person from which you offer to purchase any security of the Company or of any Co-Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party, provided that, with respect to any litigation not involving any Credit Party, you shall use reasonable efforts to notify the party whose Confidential Information is being disclosed prior to such disclosure, if practicable, and if not then after such disclosure, or (z) to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 22 as though it were a party to this Agreement. On reasonable request by the Co-Issuers in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Co-Issuers embodying the provisions of this Section 22.

            23. SUBSTITUTION OF PURCHASER.

      You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Co-Issuers, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 7. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 23), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Co-Issuers of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 23), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

            24. MISCELLANEOUS.

24.1 Successors and Assigns.

      All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

      Any subsequent holder of a Note shall be subject to and party to the Intercreditor Agreement.

24.2 Payments Due on Non-Business Days.

      Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

24.3 Severability.

      Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

24.4 Construction.

      Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

24.5 Counterparts.

      This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

24.6 Governing Law.

      This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

      If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Co-Issuers, whereupon the foregoing shall become a binding agreement between you and each of the Co-Issuers.

                                   Very truly yours,

                                   KINRO, INC.



                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:


                                   LIPPERT COMPONENTS, INC.


                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:


                                   SHOALS SUPPLY INC.



                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:

The foregoing is hereby agreed to as of the date thereof.


TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA


By:
    ----------------------------------
Name:
Title:

The foregoing is hereby agreed to as of the date thereof.

ING INVESTMENT MANAGEMENT, INC., as
agent for each of the following:
Midwestern United Life Insurance Company
Security Life of Denver Insurance Company


By:
     -------------------------------------------
Name:  Fred C. Smith
Title: Senior Vice President and Managing Director


ING INVESTMENT MANAGEMENT, INC., as agent for each of the following:
Equitable Life Insurance Company of Iowa
USG Annuity & Life Company


By:
      -------------------------------------------
Name:  Fred C. Smith
Title: Senior Vice President and Managing Director

                                                                      SCHEDULE A

                                   PURCHASERS

Name                                                        Principal Amount
----                                                        ----------------

Teachers Insurance and Annuity Association of America       $22,500,000

Midwestern United Life Insurance Company                    $9,600,000

Security Life of Denver Insurance Company                   $3,900,000

Equitable Life Insurance Company of Iowa                    $2,000,000

USG Annuity & Life Company                                  $2,000,000


                                  Schedule A-1

                                                                      SCHEDULE B

                                  DEFINED TERMS

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

      "Asset Sale" shall mean any sale, transfer, lease or other disposition of any property or asset of any Credit Party or any of its Subsidiaries except a sale, transfer, lease or other disposition in the ordinary course of business
(a) of cash, (b) of temporary cash investments, (c) of trade receivables, (d) of inventories, or (e) of any asset by any Credit Party or by a Subsidiary to any Credit Party or to another Subsidiary.

      "Business Day" means (a) for the purposes of Section 9.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or other cities of principal place of business of each Co-Issuers are required or authorized to be closed.

      "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Closing" is defined in Section 4.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.


                                  Schedule B-1

      "Consolidated Fixed Charges" means the Consolidated Interest Expense plus one-third of the Lease Rentals expense.

      "Consolidated Indebtedness" means all Indebtedness owed or guaranteed by any Credit Party and any of its Subsidiaries.

      "Consolidated Interest Expense" means for any period all amounts that are classified as interest expense of any Credit Party and its Subsidiaries under GAAP.

      "Consolidated Net Income" means for any period the net income or loss of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP after eliminating all offsetting debts and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, but excluding: (i) earning or losses attributable to Minority Interests; (ii) extraordinary gains or losses; (iii) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary; (iv) net earnings of any business entity (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest unless such net earnings shall have been received in the form of cash distributions; (v) any portion of net earnings of any Subsidiary of the Company which for any reason is unavailable for distribution to the Company;
(vi) earnings or losses resulting from any write-up or write-down of assets other than in the ordinary course of business; (vii) any reversal of any contingency reserve to the extent such contingency reserve was taken prior to the date hereof; and (viii) the cumulative effect of a change in accounting principles.

      "Consolidated Net Worth" means, at any time,

      (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

      (b) to the extent included in clause (a), all amounts properly attributable to Minority Interests, if any, in the stock and surplus of Subsidiaries.

      "Consolidated Total Assets" shall mean the total assets of each Co-Issuer and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

      "Company" means Drew Industries Incorporated, a Delaware corporation.

      "Confidential Information" is defined in Section 20.

      "Credit Party" means the Company, each Co-Issuer, and each of the Guarantors.

      "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.


                                  Schedule B-2

      "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) the rate announced from time to time by Morgan Guaranty Trust Company of New York as its prime rate, plus 2% per annum.

      "Distribution" means in respect of any corporation, association or other business entity:

      (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

      (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

      "EBITDA" means income before income taxes plus interest expense, depreciation, amortization of tangible assets, amortization of any other non-cash charge to the extent such charge reduces net income (and as reduced by an adjustment for the amount of cash payouts of non-cash charges from prior periods, if applicable), and shall exclude extraordinary gains (or losses) and any gains (or losses) from the sale or disposition of assets other than in the ordinary course of business; all on a consolidated basis for the Company and its Subsidiaries and all calculated in accordance with GAAP.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with any Credit Party under Section 414 of the Code.

      "Event of Default" is defined in Section 13.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" means at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).


                                  Schedule B-3

      "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

      "Governmental Authority" means

      (a) the government of

            (i) the United States of America or any State or other political subdivision thereof, or

            (ii) any jurisdiction in which the Credit Party or any of its Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of any Credit Party or any of its Subsidiaries, or

      (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "Guarantee Agreements" is defined in Section 3.

      "Guarantors" Kinro Holding, Inc., Kinro Manufacturing, Inc., Shoals Holding, Inc., Kinro Texas Limited Partnership; Shoals Supply Texas Limited Partnership; Kinro Tennessee Limited Partnership; Shoals Supply Tennessee Limited Partnership; Drew Industries Incorporated and any other Subsidiary (including any Person that becomes a Subsidiary after the date of the Note Purchase Agreement).

      "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

      "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 15.1.

      "Inactive Subsidiary" means, with respect to any Person, a Subsidiary of such Person (i) that conducts no business activities on the date of Closing nor on any date thereafter, (ii) the assets of which Subsidiary have a fair market value less than the smaller of (x) $50,000 or (y) one-half of one percent (.005) of the consolidated assets of such Person and its Subsidiaries; and (iii) the total liabilities of which are less than $25,000; provided that if the assets of all such Subsidiaries that meet the conditions of clauses (i), (ii) and (iii) (each, a "Specified Subsidiary"), in the aggregate, exceed either of the thresholds of clause (ii), then there shall be excluded from the term "Inactive Subsidiary" the Specified Subsidiary having the greatest assets, and, if necessary, the Specified Subsidiary having the next greatest assets, and so on, until the assets of the remaining Specified Subsidiaries, in the aggregate, no longer exceed either of such thresholds of clause (ii) (such remaining Specified Subsidiaries constituting the Inactive Subsidiaries); provided further, that no Credit Party shall be an Inactive Subsidiary.


                                  Schedule B-4

      "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accrued expenses which are payable within one year or current accounts payable in each case incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than performance guaranties), and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

      "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

      "Intercreditor Agreement" is defined in Section 3(b).

      "Interest Coverage Ratio" means for any period the ratio of: (i) EBITDA for such period to (ii) the Consolidated Interest Expense for such period.

      "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges; provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a senior financial officer of the Company on a reasonable basis and in good faith.

      "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or


                                  Schedule B-5

Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

      "Make-Whole Amount" is defined in Section 9.6.

      "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole or any Credit Party and its Subsidiaries, taken as a whole.

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of any Credit Party and its Subsidiaries, taken as a whole, or (b) the ability of any Credit Party to perform its obligations under this Agreement, any Transaction Documents or the Notes, or (c) the validity or enforceability of this Agreement, any of the Transaction Documents or the Notes or (d) the security interests granted by the Pledge Agreements.

      "Memorandum" is defined in Section 6.3.

      "Minority Interests" means any shares of stock of any class of a Subsidiary of any Person (other than directors' qualifying shares as required by law) that are not owned by such Person and/or one or more of such Person's Subsidiaries. Minority Interests shall be valued by valuing "Minority Interests" consisting of preferred stock at the voluntary or involuntary liquidation value of such preferred stock, whichever is greater, and by valuing "Minority Interests" consisting of common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes form the book value of such common stock required by the foregoing method of valuing "Minority Interests" in preferred stock.

      "Modified Fixed Charge Coverage Ratio" means for any period, the ratio of:
(i) EBITDA for such period plus one-third of the Lease Rentals expense to (ii) Consolidated Fixed Charges for such period.

      "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

      "Net Proceeds" With respect to the sale or disposition of any assets by any Credit Party or any of its Subsidiaries (including in connection with any sale-leaseback), will be defined as the excess, if any, of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other noncash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition of any asset, over (ii) the sum of (a) the principal amount of and premium, if any, on any Indebtedness which is secured by or which finances any such asset (other than Indebtedness assumed by the purchaser of such asset) and which is required to be, and is, repaid in connection with such sale or other disposition thereof (other than the Notes), (b) the out-of-pocket expenses incurred by any Credit Party or any of its Subsidiaries in connection with such sale or other disposition and (c) all taxes, including taxes measure by income, calculated as if such Credit Party and its Subsidiaries were a separate consolidated group for tax purposes, and assuming such sale or other disposition of any asset was the only transaction in which such Credit Party


                                  Schedule B-6
and its Subsidiaries engaged during the relevant period without giving effect to any carryforwards, carrybacks or credits.

      "New Subsidiary" is defined in Section 11.2.

      "Notes" is defined in Section 1.

      "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

      "Other Agreements" is defined in Section 2.

      "Other Purchasers" is defined in Section 2.

      "Parent Guaranty" is defined in Section 3.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "Pension Plan" means any Plan that is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) that is or would be (if it were a domestic Plan) subject to Title IV of ERISA.

      "Permitted Liens" shall include the following:

                  (i) Liens existing on the date hereof which are listed on
            Schedule 12.3 hereto provided that (x) such Lien shall not apply to any other property or asset of any Credit Party or any such Subsidiary thereof and (y) such Lien shall secure only those obligations which it secures on the date hereof, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (ii) Liens on fixed or capital assets acquired, constructed or improved; provided that (i) such security interests secure Indebtedness permitted hereunder, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days (and in the case of industrial revenue bonds, 360 days) after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 85% of the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such security interest shall not apply to any other property or assets of any Credit Party or any Subsidiary thereof and (v) the aggregate amount of all Indebtedness secured by purchase money liens on a consolidated basis for the Credit Parties and the Subsidiaries thereof shall not at any time exceed $15,000,000; and

                  (iii) carriers', warehousemen's, mechanics', repairmen's and other like Liens imposed by law in an aggregate amount not exceeding $250,000, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings and adequate reserves have been established therefor in accordance with GAAP on the


                                  Schedule B-7
            books of such Credit Party or Subsidiary and the failure to make payment during such contest could not reasonably be expected to have a Material Adverse Effect;

                  (iv) pledges and deposits made in the ordinary course of
            business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations in respect of which adequate reserves shall have been established;

                  (v) deposits to secure the performance of bids, trade
            contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (vi) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Credit Party or any Subsidiary thereof;

                  (vii) liens securing indebtedness of one Credit Party to
            another Credit Party; provided that (i) such Indebtedness is permitted under Sections 12.4 or 12.7 hereof (as applicable), (ii) all of the outstanding capital stock or other equity interests of each such Credit Party shall be owned 100% directly or indirectly by the Company, (iii) each of such Credit Parties to or by whom such Indebtedness is owed, or who owns (directly or indirectly) any stock referred to in the preceding clause (ii), shall have become party to the Subsidiary Guaranty and (iv) such indebtedness shall not be assigned or transferred by the obligee thereof to any Person other than another Credit Party such that after giving effect to such assignment and transfer all of the foregoing conditions are satisfied.

                  (viii) other liens provided that the aggregate amount of all
            Indebtedness secured by such Liens shall not at any time exceed 15% of Consolidated Net Worth; and

                  (ix) liens that extend, renew or replace liens permitted by clauses (i) through (vii).

      "Permitted Loans and Investments"

                  (i) Subject to Section 12.4(e) hereof, Investments, loans and advances by any Credit Party and any of its Subsidiaries in and to Wholly-Owned Subsidiaries;

                  (ii) investments in commercial paper and loan participations maturing within 270 days from the date of acquisition thereof having, at such date of acquisition, a rating of A-1 or P-1 or better from Standard & Poor's Corporation, Moody's Investors Service, Inc. or by another nationally recognized credit rating agency;

                  (iii) direct obligations of, or obligations the principal of or interest on which are unconditionally guaranteed by the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the


                                  Schedule B-8

            United States of America) (or by any other foreign government of equal or better credit quality), in each case maturing within one year from the date of acquisition thereof;

                  (iv) investments in certificates of deposit, banker's
            acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has (x) a combined capital and surplus and undivided profits of not less than $100,000,000 or (y) assets of not less than $1,000,000,000;

                  (v) fully collateralized repurchase agreements, having terms of less than 90 days, for government obligations of the type specified in (iii) above with a commercial bank or trust company meeting the requirements of (iv) above;

                  (vi) investments in addition to those permitted by clauses (i)
            through (v) provided that the aggregate amount of such investments shall not exceed 15% of Consolidated Net Worth; and

                  (vii) other investments at any time in an amount not to exceed the Restricted Payments Basket at such time, provided that the Restricted Payments Basket shall be reduced by the amount of such investment.

            "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Credit Party or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

            "Pledge Agreements" is defined in Section 3(a).

            "Pledgee" means The Chase Manhattan Bank in its capacity as trustee under the Pledge Agreement.

            "Pledgor" means each of the Co-Issuers and each other Credit Party other than Kinro Texas Limited Partnership, Kinro Tennessee Limited Partnership, Shoals Supply Texas Limited Partnership and Shoals Supply Tennessee Limited Partnership.

            "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

            "Principal Shareholders" shall mean the Persons who, on the date hereof, own a majority of the issued and outstanding stock of the Company.


                                  Schedule B-9

            "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

            "Proposed Transaction" means the transfer by Lippert of certain assets to direct or indirect wholly-owned subsidiaries of the Company and Lippert which transaction could not be reasonably be expected to have a Material Adverse Effect.

            "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 (issued March 13, 1984).

            "Required Holders" means, at any time, the holders of at least 66 2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

            "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

            "Restricted Payment" means:

            (a) any Distribution in respect of a Credit Party or any Subsidiary of a Credit Party (other than on account of capital stock or other equity interests of a Subsidiary of a Credit Party owned legally and beneficially by such Credit Party or another Subsidiary of such Credit Party), including, without limitation, any Distribution resulting in the acquisition by a Credit Party of securities which would constitute treasury stock, and

            (b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct, or indirect, by a Credit Party or any Subsidiary of, on account of, or in respect of, the principal of any Subordinated Debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Subordinated Debt was originally incurred) other than in respect of Subordinated Debt of one Credit Party to another Credit Party provided that no Event of Default exists or would exist after such prepayment.

            For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

            "Restricted Payments Basket" shall mean the excess of (a) sum of (i) $5 million; plus (ii) 50% of Consolidated Net Income earned subsequent to September 30, 1997; plus (iii) Net Proceeds received by the Company or a Co-Issuer from the sale of additional shares of capital stock, over (b) the amount of (i) all Restricted Payments made in accordance to Section
      12.7 and (ii) the Permitted Loans permitted by (vii) of the definition of Permitted Loans and Investments.

            "Revolving Credit Agreement" means the Credit Agreement dated as of January 28, 1998, by and between the Co-Issuers and The Chase Manhattan Bank, N.A., as lender and administrative agent and collateral agent.


                                 Schedule B-10

            "Revolving Credit Documents" means the Revolving Credit Agreement and the other Loan Documents (as defined therein).

            "Revolving Credit Note" means the "Note" as defined in the Revolving Credit Agreement.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

            "Solvent" shall have the meaning given to such term in Section 6.19.

            "Subordinated Debt" means any Indebtedness that is in any manner subordinated in right of payment or security in any respect to Indebtedness evidenced by the Notes.

            "Subordination Agreement" is defined in Section 3(e) hereof.

            "Subsidiary" shall mean, for any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but, in the case of a limited partner, only if such Person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of a majority of the directors, managing member, or other governing body of such Person.

            "Subsidiary Guaranty" is defined in Section 3.

            "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

            "Total Capitalization" shall mean the sum of (i) Consolidated Indebtedness and (ii) Consolidated Net Worth as of the most recently ended fiscal quarter.

            "Transaction Documents" is defined in Section 3(f).


                                 Schedule B-11

            "Trust Agreement" is defined in Section 3(d).

            "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company or a Co-Issuer and the Company's or Co-Issuer's other Wholly-Owned Subsidiaries at such time.


                                 Schedule B-12

                                                                       EXHIBIT 1


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN SECTION 15.2 OF THE NOTE PURCHSE AGREEMENT (AS HEREINAFTER DEFINED).

                                 [FORM OF NOTE]

                                   KINRO, INC.
                            LIPPERT COMPONENTS, INC.
                               SHOALS SUPPLY, INC.

                     6.95% SENIOR NOTE DUE JANUARY 28, 2005

No. [_____]                                             January 28, 1998
$[_______]                                                PPN: 49713@AA1

            FOR VALUE RECEIVED, each of the undersigned, KINRO, INC. ("Kinro"), an Ohio corporation, Shoals Supply, Inc. ("Shoals"), a Delaware corporation and Lippert Components, Inc. ("Lippert"), a Delaware corporation, hereby jointly and severally promises to pay to [_______], or registered assigns, the principal sum of _____________ Dollars on [_____], with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.95% per annum from the date hereof, payable semi-annually, on the 28th day of July and January in each year, commencing with July 28, 2001, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% or (ii) the rate announced from time to time by Morgan Guaranty Trust Company of New York as its prime rate, plus 2% per annum.

            Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the office of Drew Industries Incorporated, 200 Mamaroneck Avenue, White Plains, New York 10601, or at


                                  Exhibit 1-1
such other location as designated under Section 11.1 of the Note Purchase Agreements referred to below, in each case subject to the right of the registered holder hereof under said Note Purchase Agreements to receive direct payment in immediately available funds.

            This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of January 28, 1998 (as from time to time amended, the "Note Purchase Agreements"), between the Co-Issuers and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 7 of the Note Purchase Agreement.

            This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount (or such lesser amount as shall equal the aggregate amount outstanding thereunder) will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Co-Issuers may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Co-Issuers will not be affected by any notice to the contrary.

            The Co-Issuers will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements including, without limitation, Section 9.1. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

            If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

            This Agreement shall be construed and enforced in accordance with and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of such State that would require the application of the laws of a jurisdiction other than such State.


                                    By:_________________________________
                                         KINRO, INC.
                                         Name:  ________________________
                                         Title:  _______________________


                                  Exhibit 1-2

                                    By:_________________________________
                                         LIPPERT COMPONENTS, INC.
                                         Name:  ________________________
                                         Title:  _______________________


                                    By:_________________________________
                                         SHOALS SUPPLY, INC.
                                         Name:  ________________________
                                         Title:  _______________________


                                  Exhibit 1-3

                                                                  EXHIBIT 4.4(a)


                       FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE COMPANY

                                    [To Come]


                                Schedule 4.4(a)-1

                                                                  EXHIBIT 4.4(b)


                       FORM OF OPINION OF SPECIAL COUNSEL

                                TO THE PURCHASERS

                    [TO BE PROVIDED ON A CASE BY CASE BASIS]


                                Schedule 4.4(b)-1

1.    AUTHORIZATION OF NOTES.................................................1

2.    SALE AND PURCHASE OF NOTES.............................................1

3.    TRANSACTION DOCUMENTS..................................................2

4.    CLOSING................................................................3

5.    CONDITIONS TO CLOSING..................................................3

      5.1   Representations and Warranties...................................3

      5.2   Performance; No Default..........................................3

      5.3   Compliance Certificates..........................................3

      5.4   Opinions of Counsel..............................................4

      5.5   Purchase Permitted By Applicable Law, Etc........................4

      5.6   Sale of Other Notes..............................................4

      5.7   Payment of Special Counsel Fees..................................4

      5.8   Private Placement Number.........................................5

      5.9   Changes in Corporate Structure...................................5

      5.10  Proceedings and Documents........................................5

      5.11  Transaction Documents............................................5

      5.12  Taxes............................................................5

      5.13  Legality.........................................................5

6.    REPRESENTATIONS AND WARRANTIES OF THE CO-ISSUERS.......................6

      6.1   Organization; Power and Authority................................6

      6.2   Authorization, Etc...............................................6

      6.3   Disclosure.......................................................6

      6.4   Organization and Ownership of Shares of Subsidiaries;
            Affiliates.......................................................7

      6.5   Financial Statements.............................................7

      6.6   Compliance with Laws, Other Instruments, Etc.....................8

      6.7   Governmental Authorizations, Etc.................................8

      6.8   Litigation; Observance of Agreements, Statutes and Orders........8

      6.9   Taxes............................................................9

      6.10  Title to Property; Leases........................................9

      6.11  Licenses, Permits, Etc...........................................9

      6.12  Compliance with ERISA............................................9

      6.13  Private Offering by the Company and the Co-Issuers..............10

      6.14  Use of Proceeds; Margin Regulations.............................11

      6.15  Existing Indebtedness; Future Liens.............................11

      6.16  Foreign Assets Control Regulations, Etc.........................11

      6.17  Status under Certain Statutes...................................11

      6.18  Environmental Matters...........................................12

      6.19  Solvency........................................................12

      6.20  Pledge Agreements...............................................13

7.    REPRESENTATIONS OF THE PURCHASER......................................13

      7.1   Purchase for Investment.........................................13

      7.2   Source of Funds.................................................13

8.    INFORMATION AS TO COMPANY.............................................14

      8.1   Financial and Business Information..............................14

      8.2   Officer's Certificate...........................................17

      8.3   Inspection......................................................17

9.    PREPAYMENT OF THE NOTES...............................................18

      9.1   Required Prepayments............................................18

      9.2   Optional Prepayments with Make-Whole Amount.....................18

      9.3   Allocation of Partial Prepayments...............................19

      9.4   Maturity; Surrender, etc........................................19

      9.5   Purchase of Notes...............................................19

      9.6   Make-Whole Amount...............................................19

      9.7   Mandatory Offer to Prepay in Event of Change in Control.........20

10.   FINANCIAL COVENANTS...................................................22

      10.1  Net Worth.......................................................22

      10.2  Interest Coverage Ratio.........................................22

      10.3  Modified Fixed Charge Coverage Ratio............................22

11.   AFFIRMATIVE COVENANTS.................................................22

      11.1  Maintenance of Office...........................................22

      11.2  Compliance with Law.............................................23

      11.3  Notice of Certain Events and Conditions.........................23

      11.4  Insurance.......................................................23

      11.5  Maintenance of Properties and Business..........................23

      11.6  Payment of Taxes and Claims.....................................24

      11.7  Corporate Existence, etc........................................24

      11.8  ERISA...........................................................24

      11.9  Environmental Law Compliance....................................24

      11.10 Further Assurances..............................................25

      11.11 New Subsidiaries................................................25

      11.12 Additional Guarantors; Additional Collateral; Additional
            Parties to Subordination Agreement..............................26

12.   NEGATIVE COVENANTS....................................................26

      12.1  Transactions with Affiliates....................................26

      12.2  Merger, Consolidation, etc......................................27

      12.3  Liens...........................................................28

      12.4  Limitation on Indebtedness......................................28

      12.5  Restrictive Agreements..........................................29

      12.6  Limitation on Subsidiary Indebtedness and Issuance of
            Preferred Stock.................................................29

      12.7  Limitation on Restricted Payments...............................30

      12.8  Sale of Assets..................................................30

      12.9  Limitation on Investments.......................................31

      12.10 No Amendments...................................................31

13.   EVENTS OF DEFAULT.....................................................31

14.   REMEDIES ON DEFAULT, ETC..............................................33

      14.1  Acceleration....................................................33

      14.2  Other Remedies..................................................34

      14.3  Rescission......................................................34

      14.4  No Waivers or Election of Remedies, Expenses, Etc...............34

      14.5  Co-Issuer Waivers...............................................35

15.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................35

      15.1  Registration of Notes...........................................35

      15.2  Transfer and Exchange of Notes..................................36

      15.3  Replacement of Notes............................................36

16.   PAYMENTS ON NOTES.....................................................37

      16.1  Place of Payment................................................37

      16.2  Home Office Payment.............................................37

17.   EXPENSES, ETC.........................................................37

      17.1  Transaction Expenses............................................37

      17.2  Survival........................................................38

18.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........38

19.   AMENDMENT AND WAIVER..................................................38

      19.1  Requirements....................................................38

      19.2  Solicitation of Holders of Notes................................38

      19.3  Binding Effect, Etc.............................................39

      19.4  Notes held by Co-Issuers, Etc...................................39

20.   NOTICES...............................................................39

21.   REPRODUCTION OF DOCUMENTS.............................................40

22.   CONFIDENTIAL INFORMATION..............................................40

23.   SUBSTITUTION OF PURCHASER.............................................41

24.   MISCELLANEOUS.........................................................42

      24.1  Successors and Assigns..........................................42

      24.2  Payments Due on Non-Business Days...............................42

      24.3  Severability....................................................42

      24.4  Construction....................................................42

      24.5  Counterparts....................................................42

      24.6  Governing Law...................................................42

SCHEDULE A        INFORMATION RELATING TO PURCHASERS

SCHEDULE B        DEFINED TERMS

SCHEDULE 5.9      Changes in Corporate Structure

SCHEDULE 6.3      Disclosure Materials

SCHEDULE 6.4      Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 6.5      Financial Statements

SCHEDULE 6.8      Certain Litigation

SCHEDULE 6.11     Patents, etc.

SCHEDULE 6.14     Use of Proceeds

SCHEDULE 6.15     Existing Indebtedness

SCHEDULE 6.18     Environmental Matters

SCHEDULE 12.1     Transactions with Affiliates

SCHEDULE 12.3     Existing Liens

SCHEDULE 20       Address for Notices

      EXHIBIT 1         Form of 6.95% Senior Note due January 28, 2005

      EXHIBIT 2         Form of Pledge Agreement

      EXHIBIT 3         Form of Intercreditor Agreement

      EXHIBIT 4(a)      Form of Parent Guaranty

      EXHIBIT 4(b)      Form of Subsidiary Guaranty

      EXHIBIT 5         Form of Trust Agreement

      EXHIBIT 5.4(a) Form of Opinion of Special Counsel for the Co-Issuers Guarantors and Pledgors

      EXHIBIT 5.4(b)    Form of Opinion of Special Counsel for the Purchasers

      EXHIBIT 5.4(c)    Form of Opinion of Counsel to the Trustee

      EXHIBIT 6         Form of Subordination Agreement